                                                                  EXECUTION COPY

                                    $125,000,000

                                 CREDIT AGREEMENT

                                       among

                                   GUESS?, INC.,
                                    as Borrower,

                                The Several Lenders
                         from Time to Time Parties Hereto,

                      SANWA BANK CALIFORNIA, as Co-Agent,

                                       and

                             THE CHASE MANHATTAN BANK,

                              as Administrative Agent

                          Dated as of December 3, 1999

            CHASE SECURITIES INC., as Lead Arranger and Book Manager

                               TABLE OF CONTENTS

     SECTION 1. DEFINITIONS .......................................1
          1.1 Defined Terms .......................................1
          1.2 Other Definitional Provisions ......................17

     SECTION 2. AMOUNT AND TERMS OF REVOLVING CREDIT
                COMMITMENTS ......................................18

         2.1  Revolving Credit Commitments .......................18
         2.2  Procedure for Revolving Loan Borrowing..............18
         2.3  Swingline Commitment................................19
         2.4  Procedure for Swingline Borrowing; Refunding
              of Swingline Loans..................................19
         2.5  Commitment Fees, etc........ .......................20
         2.6  Termination or Reduction of Revolving
              Credit Commitments..................................20
         2.7  Optional Prepayments................................21
         2.8  Mandatory Revolving Credit Commitment Reductions....21
         2.9  Conversion and Continuation Options.................21
         2.10 Limitations and Eurodollar Tranches.................22
         2.11 Interest Rates and Payment Dates....................22
         2.12 Computation of Interest and Fees....................22
         2.13 Inability to Determine Interest Rate................23
         2.14 Pro Rata Treatment and Payments.....................23
         2.15 Requirements of Law.................................24
         2.16 Taxes...............................................25
         2.17 Indemnity...........................................27
         2.18 Change of Lending Office............................27
         2.19 Replacement of Lenders..............................28

     SECTION 3. LETTERS OF CREDIT ................................28
         3.1 L/C Commitment.......................................28
         3.2 Procedure for Issuance of Letter of Credit...........28
         3.3 Fees and Other Charges...............................29
         3.4 L/C Participations...................................29
         3.5 Reimbursement Obligation of the Borrower.............30
         3.6 Obligations Absolute.................................30
         3.7 Letter of Credit Payments............................30
         3.8 Applications.........................................31

     SECTION 4. REPRESENTATIONS AND WARRANTIES ...................31
         4.1 Financial Condition..................................31
         4.2 No Change............................................31
         4.3 Corporate Existence; Compliance with Law.............31
         4.4 Corporate Power; Authorization; Enforceable

             Obligations..........................................31
         4.5 No Legal Bar.........................................32
         4.6 Litigation...........................................32
         4.7 No Default...........................................32
         4.8 Ownership of Property; Liens.........................32

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                                      Page

                                                               ----
          4.9 Intellectual Property...............................32
          4.10 Taxes..............................................32
          4.11 Federal Regulations................................33
          4.12 Labor Matters......................................33
          4.13 ERISA..............................................33
          4.14 Investment Company Act; Other Regulations..........33
          4.15 Subsidiaries.......................................33
          4.16 Use of Proceeds....................................34
          4.17 Environmental Matters..............................34
          4.18 Accuracy of Information, etc.......................34
          4.19 Collateral.........................................35
          4.20 Solvency...........................................35
          4.21 Senior Indebtedness................................35
          4.22 Year 2000 Matters..................................35

     SECTION 5 CONDITIONS PRECEDENT...............................36
          5.1 Conditions to Initial Extension of Credit...........36
          5.2 Conditions to Each Extension of Credit..............37

     SECTION 6. AFFIRMATIVE COVENANTS.............................37
         6.1  Financial Statements................................37
         6.2  Certificates; Other Information.....................38
         6.3  Payment of Obligations..............................39
         6.4  Maintenance of Existence; Compliance................39
         6.5  Maintenance of Property; Insurance..................39
         6.6  Inspection of Property; Books and Records;

              Discussions.........................................39
         6.7  Notices.............................................39
         6.8  Environmental Laws..................................40
         6.9  Additional Collateral, etc..........................40

     SECTION 7. NEGATIVE COVENANTS................................41
         7.1  Financial Condition Covenants.......................41
         7.2  Indebtedness........................................41
         7.3  Liens...............................................43
         7.4  Fundamental Changes.................................44
         7.5  Disposition of Property.............................45
         7.6  Restricted Payments.................................46
         7.7  Capital Expenditures................................46
         7.8  Investments.........................................47
         7.9  Payments and Modifications of Certain Debt

              Instruments.........................................48
         7.10 Transactions with Affiliates........................48
         7.11 Sales and Leasebacks................................48
         7.12 Changes in Fiscal Periods...........................49
         7.13 Negative Pledge Clauses.............................49
         7.14 Clauses Restricting Subsidiary Distributions........49
         7.15 Lines of Business...................................49

     SECTION 8. EVENTS OF DEFAULT .................................49

     SECTION 9. THE AGENTS ........................................52
         9.l Appointment...........................................52
         9.2 Delegation of Duties..................................53
         9.3 Exculpatory Provisions................................53
         9.4 Reliance by Administrative Agent......................53
         9.5 Notice of Default.....................................53
         9.6 Non-Reliance on Agents and Other Lenders..............54
         9.7 Indemnification.......................................54
         9.8 Agent in Its Individual Capacity......................54
         9.9 Successor Administrative Agent........................55
         9.10 Co-Agent.............................................55

     SECTION 10. MISCELLANEOUS ....................................55
        10.1 Amendments and Waivers................................55
        10.2 Notices...............................................56
        10.3 No Waiver; Cumulative Remedies........................57
        10.4 Survival of Representations and Warranties............57
        10.5 Payment of Expenses and Taxes.........................57
        10.6 Successors and Assigns; Participations an

             Assignments...........................................58
        10.7 Adjustments; Set-off..................................60
        10.8 Counterparts..........................................60
        10.9 Severability..........................................60
        10.10 Integration..........................................60
        10.11 GOVERNING LAW........................................61
        10.12 Submission To Jurisdiction; Waivers..................61
        10.13 Acknowledgements.....................................61
        10.14 Releases of Guarantees and Liens.....................62
        10.15 Confidentiality......................................62
        10.16 WAIVERS OF JURY TRIAL................................62

    ANNEX:

    A          Pricing Grid

    SCHEDULES:

    1.1        Revolving Credit Commitments

    4.1        Material Guarantee Obligations; Material Dispositions
    4.15       Subsidiaries
    4.19       UCC Filing Jurisdictions
    7.2(e)     Existing Indebtedness
    7.3(f)     Existing Liens

    EXHIBITS:

    A          Form of Guarantee and Collateral Agreement
    B          Form of Compliance Certificate
    C          Form of Closing Certificate
    D          Form of Assignment and Acceptance

    E-1        Form of Legal Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
    E-2        Form of Legal Opinion of Glenn A. Weinman
    F          Form of Exemption Certificate

     CREDIT AGREEMENT, dated as of December 3, 1999 among GUESS ?, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), SANWA BANK CALIFORNIA, as co-agent (in such capacity, the "Co-Agent"), and THE CHASE MANHATTAN BANK, as administrative agent.

             The parties hereto hereby agree as follows:

                          SECTION 1. DEFINITIONS

         1.1 Defined Terms.  As used in the Agreement,  the terms listed in this
Section 1.1 shall have the respective meanings set forth in this Section 1.1.

          "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect an such day plus 1/2 of 1%. For purposes hereof:
"Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by The Chase Manhattan Bank in connection with extensions of credit to debtors): "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; and "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by The Chase Manhattan Bank from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

          "Adjustment Date": as defined in the Pricing Grid.

          "Administrative Agent": The Chase Manhattan Bank, together with its affiliates, as the arranger of the Revolving Credit Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

          "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar fuctions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agents":   the   collective   reference   to  the  Co-Agent  and  the
Administrative Agent.

          "Aggregate Exposure": with respect to any Lender at any time, amount equal to the amount of such Lender's Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extentions of Credit then outstanding.

          "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

          "Agreement": this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

          "Apparel Business": collectively, (a) the businesses of the manufacture, wholesale sale and/or retail sale of clothing garments and other wearing apparel or allied or complementary products for men, women or children, including accessories, fragrances, eyewear, watches, home products, cosmetics and footwear, or of any component materials thereof, (b) the business of granting licenses of the trademarks, tradenames and other similar property to other Persons for the manufacture and/or sale of such products of any nature by such Persons and (c) activities related or ancillary to, or extensions of, the businesses and activities described clauses (a) and (b) above.

          "Applicable Documentary L/C Fee Rate": 0.200%; provided, that on and after the date that is 90 days after the Closing Date, the Applicable Documentary L/C Fee Rate will be determined pursuant to the Pricing Grid.

          "Applicable Margin": a per annum rate equal to (a) 1.25%, in the case of Eurodollar Loans, and (b) 0.25%, in the case of ABR Loans; provided, that on and after the date that is 90 days after the Closing Date, the Applicable Margin will be determined pursuant to the Pricing Grid.

          "Application": an application, in such form as the Issuing Lender may specify from time to time in accordance with its customary practice and the terms of this Agreement, and which may be submitted electronically, requesting the Issuing Lender to open a Letter of Credit.

          "Asset Sale": any Disposition of property or series of related Dispositions of property (excluding any issuance or sale of Capital Stock of the Borrower or any such Disposition permitted by clause (a), (b), (c), (d), (e),
(f), (g), (h), (i), (j), (k) or (l) of Section 7.5) that yields Net Cash Proceeds to the Borrower or any of its Subsidiaries in excess of $2,500,000.

          "Assignee": as defined in Section 10.6(c).

          "Assignment   and   Acceptance":   an   Assignment   and   Acceptance,
substantially in the form of Exhibit D.

          "Assignor": as defined in Section 10.6(c).

          "Attributable Debt": in respect of a sale and leaseback transaction entered into by the Borrower or any of its Subsidiaries, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the sole option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

          "Available Revolving Credit Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender's Revolving
Extensions of Credit for the purpose of determining such Lender's Available Revolving Credit Commitment pursuant to Section 2.5(a), the aggregate principal amount of Swinging Loans then outstanding shall be deemed to be zero.

          "Basket Amount": an amount equal to $75,000,000 on the Closing Date, permanently reduced thereafter by the amount of (a) any expenditures made to repurchase common stock of the Borrower pursuant to Section 7.6(b), (b) the Consideration expended in connection with any Permitted Acquisition pursuant to
Section 7.8(f), and (c) any expenditures made to redeem the Senior Subordinated Notes pursuant to Section 7.9(a)(i).

          "Benefitted Lender": as defined in Section 10.7(a).

          "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

          "Borrower": as defined in the preamble hereto.

          "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the Lender to make Loans hereunder.

          "Business": as defined in Section 4.17(b).

          "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

          "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries; provided, however, that Capital Expenditures shall not include (a) property purchased simultaneously with the trade-in of existing property owned by such Person or its Subsidiaries to the extent of the trade-in credit with respect to the property being traded in at such time, (b) expenditures of proceeds of any Recovery Event, (c) expenditures to replace property Disposed of in accordance with this Agreement to the extent of the sales price of such property and to the extent replaced within 365 days of receipt of such sales price, (d) property subject to Capital Lease Obligations or (e) capitalized fees and expenses.

          "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $250,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 90 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's or an equivalent rating by a nationally recognized rating agency, if such securities are not rated by either S&P or Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; (h) demand deposit accounts maintained in the ordinary course of business; and (i) in the case of any Foreign Subsidiary, (i) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized or is conducting business or obligations guaranteed by such sovereign nation (or any agency thereof), (ii) investments of the type and maturity described in clauses (a) through (g) above of foreign obligors, which investments or obligors (or the direct or indirect parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies or (iii) investments of the type and maturity described in clauses (a) through (g) above of foreign obligors (or the direct or indirect parents of such obligors) that are not rated as provided in such clauses or in clause (ii) above but which are, in the reasonable judgment of the Borrower or the relevant Subsidiary, comparable in investment quality to such investment and obligors (or the direct or indirect parents of such obligors).

                  "C/D Assessment Rate": applied to any ABR Loan, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss: 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

          "C/D Reserve Percentage": for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board as in effect from time to time) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

          "Closing Date": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date is December 3, 1999.

          "Co-Agent": as defined in the preamble hereto.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral", all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Commitment Fee Rate": 0.375% per annum; provided that on and after the date that is 90 days after the Closing Date, the Commitment Fee Rate will be determined pursuant to the Pricing Grid.

          "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code,

          "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

          "Confidential Information Memorandum": the Confidential Information Memorandum dated September 1999 and furnished to the Lenders.

          "Consideraton": in connection with any "acquisition, the consideration paid by the Borrower or any of its Subsidiaries in connection therewith (including the principal amount of any Indebtedness assumed in connection therewith).

          "Consolidated EBITDAR": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in this statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) Consolidated Operating Lease Expense, (f) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), and (g) any other non-cash charges, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the surn of (a) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (b) any other non-cash income (other than income accrued in the ordinary course of business), all as determined on a consolidated basis. For the purposes of calculating Consolidated EBITDAR for any period of four consecutive fiscal quarters (each, a "Reference Period") pursuant to any determination of the Consolidated Leverage Ratio, (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDAR for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDAR (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDAR (if negative) attributable thereto for such Performance Period and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDAR for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, "Material Acquisition" means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all, or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $2,500,000; and "Material Disposition" means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $2,500,000.

          "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDAR for such period minus Capital Expenditures for such period to (b) Consolidated Fixed Charges for such period.

          "Consolidated  Fixed  Charges":  for  any  period,  the  sum  (without duplication) of (a) Consolidated Interest Expense for such period, (b) Consolidated Operating Lease Expense for such period and (c) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries.

          "Consolidated Interest Expense": for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP less all interest income and payments received under Hedge Agreements in respect of interest rates allocable to such period in accordance with GAAP).

          "Consolidated Leverage Ratio": as at the last day of any period, the ratio of (a) the sum of (i) Consolidated Total Debt on such day and (ii) 800% of Consolidated Operating Lease Expense for such period to (b) Consolidated EBITDAR for such period.

          "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) except as otherwise expressly provided herein, the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower (other than Strandel, Inc. and its Subsidiaries) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

          "Consolidated Net Worth": at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries under net stockholders' equity at such date.

          "Consolidated Operating Lease Expense": for any period, the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries for such period with respect to leases of real and personal property (other than Capital Lease Obligations), determined on a consolidated basis in accordance with GAAP.

          "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness (other than contingent obligations in respect of Indebtedness of the type described in clause (f) of the definition thereof) of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

          "Continuing Directors": the directors of the Borrower on the Closing Date and each other director, if, in each case, such other director's nomination for election to the board of directors of the Borrower is recommended by at least a majority of the then Continuing Directors or such other director receives the vote of the Permitted Investors in his or her election by the shareholders of the Borrower.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Disposition": with respect to any property, any sale, lease, sale and leaseback, assignment (other than for security), conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of " shall have correlative meanings.

          "Documentary Letter of Credit": any Letter of Credit that is issued in support of trade obligations of the Borrower or any of its Subsidiaries incurred in the ordinary course of business and that includes, as a condition to drawing thereunder, the presentation to the Issuing Lender of negotiable bills of lading, invoices and related documents sufficient to create a valid and perfected security interest in the goods covered thereby.

          "Dollars" and "$": dollars in lawful currency of the United States.

          "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

          "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now at may at any time hereafter be in effect.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

          "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Markets screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Markets screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed) or, in the absence of such availability (or Borrower consent), by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

          "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

          "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate

                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

          "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by The Chase Manhattan Bank from three federal funds brokers of recognized standing selected by it.

          "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

          "Funding Office":  the office of the Administrative Agent specified in
Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

          "GAAP": generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the Borrower's audited financial statements referred to in Section 4.1 with respect to the period ending December 31, 1998. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, insrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

          "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

          "Guarantee Obligation": as to any person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Hedge Agreements": all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

          "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business and contingent payments, earn-outs, incentive arrangements and similar obligations arising in connection with Permitted Acquisitions), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptances, letters of credit, sure bonds or similar arrangements, (g) the liquidation value of all preferred Capital Stock of such Person that is redeemable at the option of the holder thereof on or prior to the Revolving Termination Date (other than in connection with asset sales or changes of control),(h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by any Lien on property (including amounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, provided that the amount of such obligations deemed Indebtedness under this clause (i) shall equal the lesser of the outstanding principal amount of such obligations and the value of the property of such Person securing such obligations, and (j) for the purposes of Sections 7.2 and 8(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

          "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "Insolvent": pertaining to a condition of Insolvency.

          "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period,
(c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and
(d) as to any Loan (other than any Revolving Loan that is an ABR Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof.

          "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                    (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                    (ii) the Borrower may not select an Interest Period that would extend beyond the Revolving Termination Date;

                    (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                    (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

          "Investments": as defined in Section 7.8.

          "Issuing Lender": The Chase Manhattan Bank, in its capacity as Issuer of any Letter of Credit, together with any other Lender designated by the Administrative Agent (with such Lender's consent) to serve as an Issuing Lender hereunder. Each reference herein to "the Issuing Lender" shall, as the context requires, refer to each Issuing Lender or relevant Issuing Lender.

          "L/C Commitment": $50,000,000.

          "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

          "L/C Participants": the collective reference to all the Lenders other than the Issuing Lender.

          "Lenders": as defined in the preamble hereto.

          "Letters of Credit": as defined in Section 3.1(a).

          "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

          "Loan": any loan made by any Lander pursuant to this Agreement.

          "Loan Documents": this Agreement and the Security Documents.

          "Loan Parties": the Borrower and each Subsidiary of the Borrower that is a party to a Loan Document.

          "Material Adverse Effect": a material adverse effect on (a) the business, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

          "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Material Subsidiary": any Subsidiary of the Borrower whose (a) assets, (b) revenues or (c) earnings before interest, taxes, depreciation and amortization (excluding intercompany receivables and revenues that would be eliminated upon consolidation in accordance with GAAP), at the time of determination (determined, in the case of clauses (b) and (c), in respect of the most recent period of four consecutive fiscal quarters of the Borrower for which the relevant financial information is available), in any such case exceed $2,500,000.

          "Multiemployer Plan': a Plan that is a multiemployer plan as defined in Section 4001(a)(3)of ERISA.

          "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only if, as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions resulting directly from such Asset Sale or Recovery Event) and (b) in connection with any incurrence of Indebtedness, the cash proceeds received from such incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

          "Non-Excluded Taxes", as definedin Section 2.16(a).

          "Non-U.S. Lender: as defined In Section 2.16(d).

          "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities or the Borrower to the Administrative Agent or to any Lender (or, in the cast of Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Hedge Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether an account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

          "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "Participant": as defined in Section 10.6(b).

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

          "Permitted Acquisition": any acquisition by the Borrower or any Wholly Owned Subsidiary Guarantor of all of the Capital Stock of, or all or substandatly all of the assets of, or of a business, unit or division of, any Person; provided that (a) the Borrower shall be in compliance, on a pro forma basis after giving effect to such acquisition, with the covenants contained in
Section 7.1, in each case recomputed as at the last day of the most recently ended fiscal quarter of the Borrower for which the relevant information is available as if such acquisition, had occurred on the first day of each relevant period for testing such compliance (as demonstrated in a certificate of a Reponsible Officer delivered to the Administrative Agent not less than three Business Days prior to such acquisition), (b) no Default or Event of Default shall have occurred and be continuing, or would occur after giving affect to such acquisition, (c) substantially all of the assets being acquired (or, in the case of acquisitions of Capital Stock, substantially all of the assets of the Person being acquired and its Subsidiaries) shall be located within the United States, (d) in the case of acquisitions of Capital Stock, the Person being acquired and each of its Subsidiaries shall be organized in a jurisdiction within the United States, (e) the businesses acquired as a result thereof shall be Apparel Businesses, and (f) any such acquisition should have been approved by the Board of Directors or comparable governing body of the relevant Person.

          "Permitted Investors": the collective reference to Maurice Marciano, Paul Marciano and Armand Marciano, the members of their families, their respective estates, spouses, heirs, ancestors, lineal descendants, spouses of lineal descendants, legatees and legal representatives of any of the foregoing and any trust of which one or more of the foregoing are the beneficiaries.

          "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employee" as defined in Section 3(5) of ERISA.

          "Pricing Grid: the pricing grid attached hereto as Annex A.

          "Projections": as defined in Section 6.2(c).

          "Properties": as defined in Section 4.17(a).

          "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries.

          "Refunded Swingline Loans": as defined in Section 2.4.

          "Refunding Date": as defined in Section 2.4.

          "Register": as defined in Section 10.6(d).

          "Regulation U": Regulation U of the Board as in effect from time to time.

          "Reimbursement   Obligation":   the  obligation  of  the  Borrower  to
reimburse  the Issuing  Lender  pursuant to Section 3.5 for amounts  drawn under

Letters of Credit.

          "Reinvestment Deferred Amount: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that are not applied to reduce the Revolving Credit Commitments pursuant to Section 2.8(b) as a result of the delivery of a Reinvestment Notice.

          "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

          "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in its business.

          "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the business of the Borrower or any of its Subsidiaries,

          "Reinvestment  Prepayment  Date":  with  respect  to any  Reinvestment
Event, the earlier of (a) the date occurring 365 days after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to acquire assets useful in the business of the Borrower or any of its Subsidiaries with all or any portion of the relevant Reinvestment Deferred Amount.

          "Reorganization":   with  respect  to  any  Multiemployer   Plan,  the
condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.

ss. 4043.

          "Required Lenders": at any time, the holders of more than 50% of the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, tho Total Revolving Extentions of Credit then outstanding.

          "Requirement of Law": as to any Person, the Certificate of Incorporation and the By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or deterrnination of an arbitrator or a court or other Govenmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer": the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or secretary of the Borrower, but in any event, with respect to financial matters, the chief financial officer, treasurer or assistant treasurer of the Borrower.

          "Restricted Payments": as defined in Section 7.6.

          "Revolving Credit Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1.1 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Credit Commitments is $125,000,000.

          "Revolving Credit Commitment Period": the period from and including the Closing Date to the Revolving Termination Date.

          "Revolving Extensions of Credit": as to any Leder at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans hold by such Lender then outstanding, (b) such Lender's Revolving Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

          "Revolving Loans": as defined in Section 2.1(a).

          "Revolving Percentage": as to any Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lenders Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding).

          "Revolving Termination Date": October 31, 2002.

          "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

          "Security Documents": the collective reference to the Guarantee and Collateral Agreement and any other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

          "Senior Subordinated Note Indenture": the Indenture dated as of August 23, 1993, between the Borrower and First Trust National Association, as trustee, together with all instruments and supplemented or otherwise modified from time to time in accordance with Section 7.9, and any successor Indenture entered into in connection with a replacement, refinancing or extension of the Senior Subordinated Notes (so long as the aggregate outstanding principal amount of Senior Subordinated Notes then outstanding is not increased as a result thereof, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9, provided (i) that the terms of any such successor Indenture shall not be materially less favorable to the interests of the Lenders than those contained in the Indenture as in effect on the Closing Date and (ii) the maturity of the Indebtedness issued under any such successor Indenture shall be no earlier than August 15, 2003.

          "Senior Subordinated Notes": the senior subordinated notes of the Borrower issued pursuant to the Senior Subordinated Note Indenture.

          "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

          "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured. The amount of any claim shall be computed as the amount which, in the light of the facts and circumstances at the applicable time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Specified Change Control": a "Change in Control" (or any comparable concept) as defined in the Senior Subordinated Note Indenture during any period when the Senior Subordinated Note Indenture is in effect.

          "Standby L/C Fee Payment Date": the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.

          "Standby Letter of Credit": any Letter of Credit other than a Documentary Letter of Credit.

          "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Subsidiary Guarantor"" each Subsidiary of the Borrower other than any Foreign Subsidiary.

          "Surviving Letters of Credit"" as defined in Section 5.1(b)

          "Swingline Commitment": the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.3 in an aggregate principal amount at any one time outstanding not to exceed $10,000,000.

          "Swingline Lender": The Chase Manhattan Bank, in its capacity as the lender of Swingline Loans.

          "Swingline Loans": as defined in Section 2.3.

          "Swingline Participation Amount": as defined in Section 2.4.

          "Total Revolving Credit Commitments": at any time, the aggregate amount of the Revolving Credit Commitments then in effect.

          "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Lenders outstanding at such time.

          "Transferee": any Assignee or Participant.

          "Type":  as to any Loan,  its  nature  as an ABR Loan or a  Eurodollar
Loan.

          "United States": the United States of America.

          "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

          "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

          1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Borrower and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under
GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), and (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Sock, securities, revenues, accounts, leasehold interests and contract rights.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The captions and headings of the various Sections and Subsections of this Agreement are provided for convenience only and shall not affect or modify the meaning thereof.

          SECTION 2. AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS

          2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Percentage of sum of
(i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swingline Loans then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying The Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.9.

          (b) The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date.

          2.2 Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent (a) prior to 2:00 p.m., New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or
(b) prior to 12:00 Noon, New York City time, on the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Any Revolving Loans made on the Closing Date shall initially be ABR Loans. Each such borrowing shall be in an amount equal to (x) in the case of ABR Loans, $2,5000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $2,500,000, such lesser amount) and
(y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof: provided, that the Swingline Lender may request, on behalf of the Borrower, borrowings under the Revolving Credit Commitments that are ABR Loans in other amounts pursuant to Section 2.4. Upon receipt of any such notice from the Borrower, the

Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

         2.3 Swingline Commitment. (a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Credit Commitments from time to time during the Revolving Credit Commitment Period by making swing line loans ("Swingline Loans") to the Borrower; provided that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender's other outstanding Revolving Loans hereunder, may exceed the Swingline Commitment then in effect) and (ii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Credit Commitments would be less than zero. During the Revolving Credit Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be ABR Loans only.

         (b) The Borrower shall repay all outstanding Swingline Loans on the Revolving Termination Date.

         2.4 Procedure for Swingline  Borrowing:  Refunding of Swingline  Loans.
(a) Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 3:00 P.M., New York City time, on the proposed Borrowing
Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Credit Commitment Period). Each borrowing under the Swingline Commitment shall be in amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 4:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds.

         (b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day's notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each Lender to make, and each Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Lender's Revolving Percentage of the aggregate amount of the Swingline Loans (the "Refunded Swingline Loans") outstanding on the date of such notice, to repay the Swingline Lender. Each Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Borrower unconditionally agrees to pay to the Swingline Lender on demand any amount that is not so received from the Lenders.

         (c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.4(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.4(b), each Lender shall on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.4(b) (the "Refunding Date"), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the "Swingline Participation Amount") equal to (i) such Lender's Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.

         (d) Whenever, at any time after the Swingline Lender has received from any Lender such Lender's Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided however, that in the event that such payment received by the Swingline Lender is required to be returned, such Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

         (e) Each Lender's obligation to make the Loans referred to in Section 2.4(b) and to purchase participating interests pursuant to Section 2.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party o any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         2.5 Commitment Fees etc. (a) The Borrower agrees to pay to Administrative Agent for the account of each Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving
Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Termination Date, commencing on the first of such dates to occur after the date hereof.

         (b) The Borrower agrees to pay to the Administrative Agent and the Issuing Lender the fees in the amounts and on the dates previously agreed to in writing by the Borrower, the Administrative Agent and the Issuing Lender.

         2.6 Termination or Reduction of Revolving Credit Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, form time to , to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline

Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $5,000,000, or a whole multiple of $1,000,000 in excess thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

         2.7 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least Three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of ABR Loans which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.17. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with(except in the case of Revolving Loans that are ABR Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Revolving Loans shall be in an aggregate principal amount of $2,500,000 or a whole multiple of $1,000,000 in excess thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

         2.8  Mandatory  Revolving  Credit  Commitment  Reductions.  (a)  If any
Indebtedness shall be incurred by the Borrower or any of its Subsidiaries (excluding any Indebtedness incurred in accordance with Section 7.2), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such incurrence toward the reduction of the Revolving Credit Commitments.

         (b) If on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied within five Business Days after such date toward the reduction of the Revolving Credit Commitments; provided, that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $5,000,000 in any fiscal year of the Borrower and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the reduction of the Revolving Credit Commitments.

         (c) Any reduction of the Revolving Credit Commitments  pursuant to this
Section 2.8 shall be accompanied by prepayment of the Revolving Loans and/or Swingline Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions reasonably satisfactory to the Administrative Agent. Amounts in such cash collateral account shall be refunded to the Borrower at any time that such amounts exceed such excess. The application of any prepayment pursuant to
Section 2.8 shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under Section 2.8 (except in the case of ABR Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

         2.9 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business

Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Eurodollar Loan when any event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit such conversions.

         (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1 of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

         2.10 Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than five Eurodollar Tranches shall be outstanding at any one time.

         2.11 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

         (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

         (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

         (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

         2.12 Computation of Interest and Fees. Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the lenders in the absence of manifest error.

          2.13 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

         (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

         (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans. The Administrative Agent shall withdraw such notice when the circumstances giving rise to such notice cease to exist.

         2.14 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Revolving Credit Commitments of the Lenders shall be made pro rata according to the respective Revolving Percentages of the Lenders.

         (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Lenders.

         (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

         (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans, on demand, from the Borrower.

         (e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the
Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, form each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

         2.15 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

          (ii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the

Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

         (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

         (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         (d) Each Lender shall be entitled to be compensated for amounts pursuant to this Section 2.15 only to the extent such Lender makes the same demands for compensation from all of its other customers facing the same or similar circumstances.

         2.16 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, nor or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding
(a) net income taxes and franchise taxes (imposed on a net income basis or in lieu of net income taxes) imposed by the United States or the jurisdiction under the laws of which the Administrative Agent or any Lender is organized or doing business or in which its principal office is located or in which the applicable lending office of such Lender is located, and (b) any branch profits tax imposed by the United States or any similar tax imposed by any other jurisdiction in which the Lender is located. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the sum payable shall be increased as may be necessary so that after making all of the required deductions (including deductions applicable to additional sums payable under this Section 2.16) such Administrative Agent or Lender receives an amount equal to the sum it would have received had no such deductions been made, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes pursuant to paragraph (a) of this Section or make any indemnification payment related thereto pursuant to paragraph (c) of this Section (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if

26

any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

         (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof or, if not reasonably available, other evidence reasonably satisfactory to the Administrative Agent. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any lender as a result of any such failure.

         (d) Each Lender (or Transferee) that is not a U.S. person as defined in
Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal revenue Service ("IRS") Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit F and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the reasonable request of the Borrower or the obsolescence or invalidity or any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

         (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

         (f) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.17 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. Notwithstanding the foregoing provisions of this Section 2.17 or of Section 2.8(c), so long as no Event of Default then exists, if at any time the mandatory prepayment of Loans pursuant to Section 2.8(c) would result in the Borrower incurring costs under this Section 2.17 as a result of Eurodollar Loans being prepaid other than on the last day of an Interest Period applicable thereto (the "Affected Eurodollar Loans"), then the Borrower may in its sole discretion initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Administrative Agent (which deposit, after giving effect to interest to be earned on such deposit prior to the last day of the relevant Interest Periods, must be equal in amount to the amount of Affected Eurodollar Loans not immediately prepaid) to be held as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant
Eurodollar Loans (or such earlier date or dates as shall be requested by the Borrower) to repay an aggregate principal amount of such Loans equal to the Affected Eurodollar Loans not initially repaid pursuant to this sentence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, all amounts deposited as cash collateral pursuant to the immediately preceding sentence shall be held for the sole benefit of the Lenders whose Loans would otherwise have been immediately repaid with the amounts deposited and upon the occurrence of an Event of Default, any amounts held as cash collateral pursuant to this Section 2.17, shall, if so directed by the Administrative Agent or the Required Lenders, be immediately applied to the relevant Loans.

         2.18 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.15 or 2.16(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office or assign its rights and obligations hereunder to another of its offices, branches or affiliates, for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation or assignment is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.15 or 2.16(a).

         2.19 Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section
2.15 or 2.16(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.18 so as to eliminate the continued need for payment of amounts owing pursuant to
Section 2.15 or 2.16(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.17 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.15 or 2.16(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                          SECTION 3. LETTERS OF CREDIT

         3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreement of the other Lenders set forth in
Section 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender (which approval shall not be unreasonably withheld); provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance (in the case of Standby Letters of Credit) or 180 days after its date of issuance (in the case of Documentary
Letters of Credit) and (y) the date that is five Business Days prior to the Revolving Termination Date, provided that any Standby Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause
(y) above).

         (B) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

         3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein (or such other location as may be designated by the Issuing Lender) an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall make available a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent notice of the issuance of each Letter of Credit (including the amount thereof). The Administrative Agent shall furnish to the Lenders notice of the issuance of Letters of Credit (including the amounts thereof) on a quarterly basis.

         3.3 Fees and Other Charges. (a) The Borrower will pay fees in respect of the Letters of Credit as follows: (i) in the case of Standby Letters of Credit, a fee, calculated at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans (or, in the case of any Standby Letter of Credit supporting documentary Surviving Letters of Credit, 0.80% per annum), on the undrawn face amount thereof, payable quarterly in arrears on each Standby L/C Fee Payment Date after the issuance date and (ii) in the case of Documentary Letters of Credit, a drawing fee, calculated at an absolute rate equal to the Applicable Documentary L/C Fee Rate, on the amount drawn in respect of such Letter of Credit, payable upon drawing. Each such fee shall be shared ratably among the Lenders. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee in an amount separately agreed to by the Borrower and the Issuing Lender.

         (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary administrative costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

         3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

         (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, time (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

         (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

         3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing,
Section 2.11(b) and (ii) thereafter, Section 2.11(c).

         3.6 Obligations Absolute. The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

         3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

         3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Section 3, the provisions of this Section 3 shall apply.

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

         To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

         4.1 Financial Condition. The audited consolidated balance sheets of the Borrower as at December 31, 1996, December 31, 1997 and December 31, 1998 and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from KPMG LLP, present fairly the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Borrower as at September 25, 1999, and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, present fairly the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments and the absence of footnotes). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). Except as set forth on Schedule 4.1, as of the date hereof, the Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any material long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. Except as set forth on Schedule 4.1, during the period from December 31, 1998 to and including the date hereof there has been no Disposition by the Borrower of any material part of its business or property.

         4.2 No Change. Since December 31, 1998, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

         4.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate (or other appropriate) power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent failure to possess such power, authority or legal right could not reasonably be expected to result in a Material Adverse Effect, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent failure to be so qualified and in good standing could not reasonably be expected to result in a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate (or other appropriate) power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan

Party has taken all necessary corporate (or other appropriate) action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any material Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such material Contractual Obligation (other than the Liens created by the Security Documents).

         4.6 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

         4.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of has occurred and is continuing.

         4.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest or property right or license in, all its other property, except when failure to hold such title, interest, right or license could not reasonably be expected to result in a Material Adverse Effect, and none of such property is subject to any Lien except as permitted by Section 7.3.

         4.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No claim which could reasonably be expected to result in a Material Adverse Effect has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of Intellectual Property by the Borrower and its Subsidiaries does not to the Borrower's knowledge infringe on the rights of any Person in any material respect.

         4,10 Taxes. Each of the Borrower and each of its Subsidiaries has filed or caused to be filed all material Federal, state and other tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any written assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any

Governmental Authority (other than any taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no material tax Lien (other than any Lien that is permitted pursuant to Section 7.3 hereof) has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

         4.11 Federal Regulations. No part of the proceeds of any Loans will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

         4.12 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

         4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

         4.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

         4.15 Subsidiaries. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, Schedule 4.15 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party.

         4.16 Use of Proceeds. The proceeds of the Revolving Loans and the Swingline Loans, and the Letters of Credit, shall be used for general corporate purposes, including redemptions of the Senior Subordinated Notes, repurchases of the Borrower's common stock and Permitted Acquisitions, in each case to the extent permitted hereby.

          4.17 Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a material Adverse Effect:

         (a) the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

         (b) neither the Borrower nor any of its Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business"), nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

         (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

         (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

         (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

         (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

         (g) neither the Borrower nor any of its Subsidiaries has assumed any liability of any other Person (other than the Borrower or its Subsidiaries) under Environmental Laws.

         4.18  Accuracy  of  Information,   etc.  No  statement  or  information
contained  in  this  Agreement,   any  other  Loan  Document,  the  Confidential
Information memorandum or any other

35

document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents (other than projections and pro forma financial information), contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it related to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ form the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents,. In the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

         4.19 Collateral. The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. When financing statements in appropriate form are filed in the offices specified on Schedule 4.19, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except Liens permitted by Section 7.3).

         4.20 Solvency. The Loan Parties, taken as a whole, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be and will continue to be, Solvent.

         4.21  Senior   Indebtedness.   The   Obligations   constitute   "Senior
Indebtedness" (or the comparable concept) of the Borrower under and as defined in the Senior Subordinated Note Indenture.

         4.22 Year 2000 Matters. Any reprogramming required to permit the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of computer systems and other equipment containing embedded microchips, in either case owned or operated by the Borrower or any of its Subsidiaries or used or relied upon in the conduct of their business (including any such systems and other equipment supplied by others or with which the computer systems of the Borrower or any of its Subsidiaries interface), and the testing of all such systems and other equipment as so reprogrammed, have been completed. The costs to the Borrower and its Subsidiaries for such reprogramming and testing and for the other reasonably foreseeable consequences to them of any improper functioning of other computer systems and equipment containing embedded microchips due to the occurrence of the year 2000 could not reasonably be expected to result in a Default or Event of Default or to have a Material Adverse Effect. The computer systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient for the conduct of their business as currently conducted.

                         SECTION 5. CONDITIONS PRECEDENT

         5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

         (a)  Credit  Agreement;   Guarantee  and  Collateral   Agreement.   The
Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, the Borrower and each Person listed on
Schedule 1.1 and (ii) the Guarantee and Collateral Agreement, executed and delivered by the Borrower and each Subsidiary Guarantor.

         (b) Existing Credit Agreement. The commitments under the Borrower's existing credit agreement and all Liens granted in connection therewith shall have been terminated, and all amounts owing thereunder shall have been paid in full, it being understood that certain letters of credit ("Surviving Letters of Credit") outstanding under such credit agreement on the Closing Date shall continue to remain outstanding.

         (c) Approvals. Any governmental and third party approvals necessary in connection with the transactions contemplated hereby shall have been obtained and be in full force and effect.

         (d) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Borrower or its Subsidiaries except for liens permitted by Section
7.3 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

         (e) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented with appropriate supporting documentation (including the reasonable fees and expenses of legal counsel), on or before the Closing Date.

         (f) Closing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

         (g) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                  (i) the legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special New York counsel to the Borrower and the Subsidiary Guarantors, substantially in the form of Exhibit E-1; and

                  (ii) the legal opinion of Glenn A. Weinman, general counsel of the Borrower and its Subsidiaries, substantially in the form of Exhibit E-2.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

         (h) Filings, etc. The Uniform Commercial Code financing statements referred to in Section 4.19 shall have been executed and be in proper form for filing. In addition, the Administrative Agent shall have received satisfactory executed landlord lien waivers in respect of leased warehouses significant to the businesses of the Borrower and the Subsidiary Guarantors (determined by the Borrower based on criteria acceptable to the Administrative Agent).

         5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

         (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except for those representations and warranties which expressly related to a specific earlier date).

         (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.2 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

         The Borrower hereby agrees that, so long as the Revolving Credit Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to:

         6.1 Financial Statements.  Furnish to the Administrative Agent and each
Lender:

         (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated and unaudited consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated and unaudited consolidating statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on, in the case of audited financial statements, without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG LLP or other independent certified public accountants of nationally recognized standing; and

         (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

         6.2 Certificates; Other Information. Furnish to the Administrative Agent and each Lender (or, in the case of clause (f), to the relevant Lender):

         (a) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Loan Party keeps inventory;

         (b) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including (i) a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto and (ii) the amount of Loans and Letters of Credit projected to be outstanding hereunder on a month-by-month basis), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

         (c) within 45 days after the end of each fiscal quarter of the Borrower (or 90 days in the case of the last fiscal quarter of the fiscal year of the Borrower), a narrative discussion and analysis of the financial condition and result of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the comparable periods of the previous year (which may consist of a Form 10-Q or 10-K, as the case may be, filed with the SEC);

         (d) no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Subordinated Note Indenture;

         (e) within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC, excluding Form 4 and other filings relating to shareholdings of directors or officers of the Borrower; and

         (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

         6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

         6.4 Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect its corporate existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         6.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

6.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity, in all material respects, with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time (upon reasonable notice) and as often as may reasonably be desired (providing that, so long as no Default or Event of Default has occurred and is continuing, such visits (other than by the Administrative Agent) shall not occur more than once annually) and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and, in the case of the Administrative Agent, with its independent certified public accountants.

         6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

         (a) the occurrence of any Default or Event of Default;

         (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding that may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, could reasonably be expected to have a Material Adverse Effect;

         (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $2,500,000 or more and not covered by insurance or in which injunctive or similar relief imposing a cost to the Borrower of $2,500,000 or more is sought;

         (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal form, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

         (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a responsible Officer setting for6th details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

         6.8 Environmental Laws. (a) Comply with, and take all reasonable efforts to ensure compliance by all tenants and subtenants, if any, with , all applicable Environmental Laws, and obtain and comply with and maintain, and take all reasonable efforts to ensu5re that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except when failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except when failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         6.9 Additional Collateral, etc. (a) With respect to any property acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than property acquired by any Foreign Subsidiary) of the type contemplated by the Guarantee and Collateral Agreement to constitute Collateral and as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such property (subject to Liens permitted by Section 7.3), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

         (b) With respect to any new Subsidiary (other than a Foreign Subsidiary) created or acquired after the Closing Date by the Borrower or any of its Subsidiaries, promptly cause such new Subsidiary (i) to become a party to the Guarantee and Collateral Agreement, (ii) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral (subject to Liens permitted by Section 7.3) described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (iii) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments.

                         SECTION 7. NEGATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Revolving Credit Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

          7.1 Financial Condition Covenants.

          (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower to be greater than 3.50 to 1.0.

          (b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending during any period set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                     Consolidated Fixed Charge
   Fiscal Quarter                                        Coverage Ratio

   Closing Date to and including the last day of          1.25 to 1.0
   the second fiscal quarter of fiscal year 2000
   The first day of the third fiscal quarter of           1.50 to 1.0
   fiscal year 2000 to and including the last day
   of the third fiscal quarter of fiscal year 2000
   The first day of the fourth fiscal quarter of          1.75 to 1.0
   fiscal year 2000 to and including the last day
   of the third fiscal quarter of fiscal year 2001
   The first day of the fourth fiscal quarter of          2.00 to 1.0
         fiscal year 2001 and thereafter

          (c) Consolidated Net Worth. Permit Consolidated Net Worth at any time to be less than $100,000,000.

          (d) Consolidated Net Income. Permit Consolidated Net Income for any period of four consecutive fiscal quarters of the Borrower to be less than $1.00.

          7.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any indebtedness, except:

          (a) Indebtedness of any Loan Party pursuant to any Loan Document;

          (b) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary Guarantor to the Borrower or any other Subsidiary;

          (c) (i) Guarantee Obligations incurred in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of any Subsidiary Guarantor and (ii) Guarantee Obligations, in an aggregate principal amount not to exceed $2,000,000, incurred by the Borrower in connection with obligations of Strandel, Inc. under Indebtedness permitted by Section 7.2(i);

          (d) Indebtedness of the Borrower in respect of the Senior Subordinated Notes in an aggregate principal amount not to exceed $93,000,000;

          (e) other  Indebtedness  outstanding  on the date hereof and listed on
Schedule 7.2(e) and any refinancings, refundings, renewals or extensions thereof (without increasing the principal amount thereof or shortening the maturity thereof);

          (f) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $10,000,000 (including, if applicable, any Attributable Debt incurred pursuant to this paragraph (f) at any one time outstanding;

          (g) Hedge Agreements in respect of Indebtedness otherwise permitted hereby, so long as such agreements are not entered into for speculative purposes;

          (h) the Surviving Letters of Credit;

          (i) Indebtedness of Strandel, Inc. and its Subsidiaries under a working capital facility in an aggregate principal amount not to exceed $22,000,000 at any one time outstanding;

          (j) Indebtedness of any Subsidiary that is not a Subsidiary Guarantor to any other Subsidiary that is not a Subsidiary Guarantor;

          (k) Indebtedness of Strandel, Inc. and its Subsidiaries to the Borrower in an aggregate principal amount not to exceed $13,500,000 at any one time outstanding;

          (l) Indebtedness of the Borrower and its Subsidiaries in respect of tenders for performance, performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;

          (m) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

          (n) Indebtedness in respect of taxes, assessments, governmental charges or levies, claims or customs authorities and claims for labor, worker's compensation, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of
Section 6.3;

          (o) Indebtedness in respect of judgments or awards to the extent an Event of Default has not resulted therefrom;

          (p) Guarantee Obligations incurred in the ordinary course of business by any Foreign Subsidiary with respect to obligations of any other Foreign Subsidiary;

          (q) Indebtedness of a Subsidiary acquired after the date hereof and Indebtedness of a Person merged or consolidated with or into the Borrower or a Subsidiary of the Borrower after the date hereof in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding, provided that (i) such Indebtedness existed at the time of such acquisition, merger or consolidation and was not created in anticipation of such event, (ii) such acquisition, merger or consolidation is a Permitted Acquisition and (iii) immediately after giving effect to such acquisition, merger or consolidation, no default or Event of Default shall have occurred and be continuing; and

          (r) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries, without duplication) not to exceed $10,000,000 at any one time outstanding.

          7.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property (including without limitation any trademark, trade name or other intellectual property, or any fixed assets), whether or now owned or hereafter acquired except for:

          (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, merchanics', materialmen's, repairmen's, landlord's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety, customer and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions, title defects and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (f) Liens in existence on the date hereof listed on Schedule 7.3(f), and renewals, extensions or replacements thereof, securing Indebtedness permitted by Section 7.2(e), provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of the indebtedness secured thereby is not increased;

          (g) Liens securing Indebtedness of the Borrower or any Subsidiary incurred pursuant to Section 7.2(f) to finance the acquisition of fixed or capital assets or to refinance such Indebtedness, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets or such refinancing, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and
(iii) the amount of Indebtedness secured thereby is not increased;

          (h) Liens created pursuant to the Security Documents;

          (i) judgment Liens pursuant to judgments not constituting an Event of Default pursuant to Section 8(h); and

          (j) any interest or title of a lessor, sublessor, licensee or licensor under any lease, sublease or license entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased, subleased or subject to such license;

          (k) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods;

          (l) Liens arising from precautionary UCC financing statement filings regarding operating leases;

          (m) rights reserved to or vested in any governmental agency by law or regulation to control or regulate, or obligations or duties under law or regulation to any governmental agency with respect to, the use of any real property or with respect to any right, power, franchise, grant, license or permit;

          (n) present or future zoning laws or regulations or other laws or regulations restricting the occupancy, use or enjoyment of real property;

          (o) Liens on the property or assets of a Person which becomes a Subsidiary as a result of an acquisition after the date hereof or which merges or consolidates with or into the Borrower or a Subsidiary of the Borrower after the date hereof, securing Indebtedness permitted by Section 7.2(q), provided that (i) such Liens existed at the time of the acquisition, merger or consolidation and were not created in anticipation of such event, (ii) any such Lien does not by its terms cover any property or assets after the time such Person becomes a Subsidiary or the occurrence of such merger or consolidation which were not covered immediately prior to the time such Person becomes a Subsidiary or the occurrence of such merger or consolidation;

          (p) Liens on the property or assets of Strandel, Inc. and its Subsidiaries existing on the date hereof listed on Schedule 7.3(f), and renewals, extensions or replacements thereof which do not spread such Lien to cover any additional property after the Closing Date and which do not increase the amount of Indebtedness secured thereby; and

          (q) Liens not  otherwise  permitted by this Section so long as neither
(i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries), when added to the aggregate outstanding amount of Attributable Debt (other than Attributable Debt secured by Liens permitted under
Section 7.3(g)), $10,000,000 at any one time.

          7.4 Fundamental Changes. Enter into any merger, consolidation or amalgamation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that:

          (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor, provided that the Subsidiary Guarantor shall be the continuing or surviving corporation (which, in the case of any such merger or consolidation involving a Wholly Owned Subsidiary Guarantor shall be a Wholly Owned Subsidiary Guarantor);

          (b) any Subsidiary of the Borrower any Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor (which, in the case of a Disposition by a Wholly Owned Subsidiary Guarantor, shall be a Wholly Owned Subsidiary Guarantor);

          (c) any Foreign Subsidiary may be merged or consolidated with or into another Foreign Subsidiary;

          (d) any Foreign Subsidiary may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to another Foreign Subsidiary;

          (e) any Person may be merged or consolidated with to into the Borrower, if the Borrower is the surviving or continuing corporation, pursuant to a Permitted Acquisition; and

          (f) any Person may be merged or consolidated with or into any Subsidiary of the Borrower, pursuant to a Permitted Acquisition.

          7.5 Disposition or Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

          (a) the Disposition of obsolete or worn out property, or property no longer useful in the conduct of the borrower's or its Subsidiaries' business (and not material in amount), in each case in the ordinary course of business;

          (b) the sale of the inventory in the ordinary course of business;

          (c) Dispositions permitted by Section 7.4;

          (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Wholly Owned Subsidiary Guarantor;

          (e) the Disposition of any aircraft or art held by the Borrower or its Subsidiaries;

          (f) the Disposition of manufacturing equipment in connection with the relocation to foreign countries of certain operations of the Borrower and its Domestic Subsidiaries, so long as the aggregate Net Cash Proceeds received in connection therewith does not exceed $2,500,000;

          (g) the Disposition of warehouse space and related real property of the Borrower and its Subsidiaries in the ordinary course of business;

          (h) the Disposition or issuance of any Foreign Subsidiary's Capital Stock to any other Foreign Subsidiary;

          (i) licenses of Intellectual Property in the ordinary course of business of the Borrower or any of its Subsidiaries;

          (j) the lease or sublease by the Borrower or any of its Subsidiaries of any real property in the ordinary course of business;

          (k) transfers of property or assets subject to a Recovery Event to or at the direction of a governmental agency or authority or insurer, as applicable;

          (l) the Disposition of accounts receivable arising in connection with the compromise or collection thereof; and

          (m) the Disposition of other property having a fair market value not to exceed $10,000,000 in the aggregate for any fiscal year of the Borrower.

          7.6 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (collectively, "Restricted Payments"), except that:

          (a) any Subsidiary may make Restricted Payments to the Borrower or any Subsidiary Guarantor (which, in the case of Restricted Payments made by a Wholly Owned Subsidiary Guarantor, shall be a Wholly Owned Subsidiary Guarantor);

          (b) the Borrower may repurchase its common stock so long as (i) after giving effect thereto, the Basket Amount shall not be less than zero and (ii) the aggregate amount expended in connection therewith shall not exceed $10,000,000 in any fiscal year of the Borrower or $25,000,000 during the term of this Agreement;

          (c) the Borrower may purchase the Borrower's common stock or common stock options from present or former officers or employees of the Borrower or any Subsidiary upon the death, disability or termination of employment of such officer or employee, provided, that the aggregate amount of payments under this paragraph (c) after the date hereof shall not exceed $5,000,000; and

          (d) any Foreign Subsidiary may make Restricted Payments to any other Foreign Subsidiary.

          7.7 Capital Expenditures. Make any Capital Expenditure during any fiscal year ending on or after December 31, 2000, except Capital expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding $80,000,000 in the 2000 fiscal year and $85,000,000 in any fiscal year thereafter; provided, that (i) any such amount referred to above, if not so expended in the fiscal year for which it is permitted and if no Default or Event of Default has occurred and is continuing at the end of such fiscal year, may be carried over for expenditure in the next succeeding fiscal year and (ii) Capital Expenditures made pursuant to this Section 7.7 during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over form the prior fiscal year pursuant to subclause (i) above.

          7.8 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase of any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "Investments"), except:

          (a) extensions of trade credit in the ordinary course of business;

          (b) investments in Cash Equivalents;

          (c) Guarantee Obligations permitted by Section 7.2;

          (d) loans and advances to employees of the Borrower or any Subsidiary of the Borrower in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower or any Subsidiary of the Borrower not to exceed $1,000,000 at any one time outstanding;

          (e) intercompany investments by the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such investment, is a Subsidiary Guarantor (or, in the case of any such Investment by a Wholly Owned Subsidiary Guarantor, in the Borrower or any Person that, prior to such investment, is a Wholly Owned Subsidiary Guarantor);

          (f) Permitted Acquisitions so long as, after giving effect thereto, the Basket Amount shall not be less than zero;

          (g) the acquisition by the Borrower of the remaining common stock of Strandel, Inc. not already owned by it for a purchase price which shall not exceed that calculated in accordance with the Unanimous Shareholders Agreement among the Borrower, Freemark Entertainment Corporation and Strandel, Inc. dated July 31, 1999, as in effect on the Closing Date, provided that (i) the Borrower shall be in compliance, on a pro forma basis after giving effect to such acquisition, with the covenants contained in Section 7.1, in each case recomputed as at the last day of the most recently ended fiscal quarter of the Borrower for which the relevant information is available as if such acquisition had occurred on the first day of each relevant period for testing such compliance (as demonstrated in a certificate of a Responsible Officer delivered to the Administrative Agent not less than three Business Days prior to such acquisition) and (ii) no Default or Event of Default shall have occurred and be continuing, or would occur after giving effect to such acquisition;

          (h) Investments in equity securities regularly traded over recognized national exchanges in an aggregate amount not to exceed $10,000,000 (net of any return of capital in respect thereof);

          (i) Investments received in connection with Dispositions permitted hereunder;

          (j) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (k) Investments consisting of loans to vendors of the Borrower and its Subsidiaries not to exceed $1,000,000 in aggregate principal amount at any one time outstanding;

          (l) deposits to secure payments in the ordinary course of business;

          (m) redemption of the Senior Subordinated Notes to the extent permitted under Section 7.9;

          (n) repurchases by the Borrower of its common stock or options to the extent permitted under Section 7.6;

          (o) intercompany Investments by a Foreign Subsidiary in any other Foreign Subsidiary;

          (p) Investments in Foreign Subsidiaries or joint ventures not to exceed $5,000,000 in any fiscal year (net of any return of capital in respect thereof);

          (q) Investments permitted pursuant to Section 7.2(k); and

          (r) In addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $5,000,000 during the term of this Agreement.

          7.9 Payments and Modifications of Certain Debt Instruments. (a) Make or offer to make any payment, prepayment, repurchase or redemption of or otherwise defease or segregate funds with respect to the principal amount of the Senior Subordinated Notes, other than (i) redemption of the Senior Subordinated Notes so long as, after giving effect thereto, the Basket Amount shall not be less than zero and (ii) in addition, redemption's of $18,000,000 aggregate principal amount of the Senior Subordinated Notes, provided that, in each case, no Default or Event of Default shall have occurred and be continuing or would occur after giving effect thereto, (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Subordinated Notes (other than any such amendment, modification, waiver or other change that (i) would not be materially adverse to the interests of the Lenders and (ii) does not involve the payment of a consent fee), or (c) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents) as "Designated Senior Indebtedness" (or any comparable concept) for the purposes of the Senior Subordinated Note Indenture.

          7.10 Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than transactions with the Borrower or any Subsidiary transactions described in the notes to the Borrower's financial statements for the period ended December 31, 1998 and continuations, renewals or extensions thereof, and payment of compensation, fees, expenses and indemnities to directors and officers of the Borrower and its Subsidiaries) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Borrower or such Subsidiary as the case may be, and
(c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

          7.11 Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property that has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary unless, after giving effect thereto, the aggregate outstanding amount of Attributable Debt (other than Attributable Debt secured by Liens permitted under Section 7.3(g)), when added to the aggregate amount utilized pursuant to Section 7.3(q), does not exceed $10,000,000.

          7.12 Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters, provided that the Borrower may change its fiscal year to end on or about the last day of January and the Borrower may change its method of determining fiscal quarters consistent with methods customarily used in the retail apparel business.

          7.13 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any of the Subsidiary Guarantors to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement, the other Loan Documents and the Senior Subordinated Note Indenture, (b) any agreements governing any purchase money Liens or Capital Lease Obligations (or refinancings thereof) otherwise permitted hereby (in which case, any prohibition or limitation, shall only be effective against the assets financed thereby) and (c) Hedge Agreements with any Lender or any Affiliate of any Lender (so long as the relevant restrictions are not materially more restrictive than the comparable restrictions contained in the Loan Documents).

          7.14 Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrances or restriction on the ability of any subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and the Senior Subordinated Note Indenture, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (iii) customary restrictions regarding assignments of leases and licenses, (iv) provisions in Indebtedness of Foreign Subsidiaries permitted hereunder (so long as such provisions are applicable only to the relevant Foreign Subsidiaries) and (v) any restrictions contained in Hedge Agreements with any Lender or any Affiliate of any Lender that are not materially more restrictive than the comparable restrictions contained in the Loan Documents.

          7.15 Lines of Business. Enter into any business, either directly or through any Subsidiary, except for the Apparel Businesses.

                          SECTION 8. EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

          (b) any  representation  or  warranty  made or deemed made by any Loan
Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

          (c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrower only), Section 6.7(a) or Section 7 of this Agreement or Section 5.5 of the Guarantee and Collateral Agreement; or

          (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

          (e) the Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto, or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition (in the case of this clause (iii) only) is to cause such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii), or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and
(iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $2,500,000; or

          (f) (i) the Borrower or any of its Material Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial party of its assets, or the Borrower or any of its Material Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Material Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Material Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof, or (iv) the Borrower or any of its Material Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Material Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

          (h) one or more judgements or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $2,500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof, or

          (i) the occurrence of one or more of the events or circumstances described in Section 4.12 that, in the aggregate, could reasonably be expected to have a Material Adverse Effect; or

          (j) the occurrence of one or more of the events or circumstances described in Section 4.17 that, in the aggregate, could reasonably be expected to have a Material Adverse Effect; or

          (k) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby (other than in connection with a transaction expressly permitted hereunder); or

          (l) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

          (m) (i) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Permitted Investor, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange
Act), directly or indirectly, of more than 35% of the outstanding common stock of the Borrower; (ii) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors, or (iii) a Specified Change of Control shall occur; or

          (n) the Senior Subordinated Notes shall cease, for any reason, to be validly subordinated to the Obligations, as provided in the Senior Subordinated
Note Indenture, or any Loan Party or any Affiliate of any Loan Party shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Revolving Credit Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owning under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                             SECTION 9. THE AGENTS

          9.1  Appointment.   Each  Lender  hereby  irrevocably  designates  and
appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

          9.2 Delegation of Duties. The Administrative Agent may execute any of the duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          9.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

          9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any note evidencing Loans as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event of that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, of so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Revolving Credit Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of the Revolving Credit Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

          9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent was not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

          9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) the subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

          9.10   Co-Agent.   The   Co-Agent   shall  not  have  any   duties  or
responsibilities hereunder in its capacity as such.

                           SECTION 10. MISCELLANEOUS

          10.1 Amendments and Waivers. Neither this Agreement, any other Loan Documents, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time,
(a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Credit Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 with respect to any matter covered by this section 10.1 without the written consent of such Lender, (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (v) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; (v) amend, modify or waive any provision of Section 2.3 or
2.4 without the written consent of the Swingline Lender; or (v) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          For the avoidance of doubt, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement (it being understood that a Lender shall not be required to provide any such additional credit facilities without such Lender's consent) and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

          10.2 Notices. All notices, requests and demands to or upon the respective parties thereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein shall be deemed to have been duly given or made when delivered or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the
Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

         The Borrower:       Guess?, Inc.
                             1444 South Alameda Street
                             Los Angeles, California  90021
                             Attention:     Maurice Marciano, Chairman
                                            or Brian Fleming, Chief
                                            Financial Officer
                             Telecopy:      213-744-7817
                             Telephone:     213-765-3100

The Administrative Agent:    The Chase Manhattan Bank
                             c/o The Loan and Agency Services Group
                             One Chase Manhattan Plaza, 8th Floor
                             New York, New York  10081
                             Attention:     Jesus Sang
                             Telecopy:      212-552-5650
                             Telephone:     212-552-7916

with a copy to:              The Chase Manhattan Bank
                             270 Park Avenue
                             New York, New York  10018
                             Attention:     Paul Phalen
                             Telecopy:      212-827-4497
                             Telephone:     212-827-4421

provided that any notice, request or demand to the or upon the Administrative Agent or the Lenders shall not be effective until received.

          10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

          10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable fees and disbursements of counsel to the Administrative Agent (including any local or special counsel) and not more than one additional form of counsel to the Lenders, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in payment, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration or any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any of, or any waiver or consent under, or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower any of its subsidiaries or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any indemnitee against any Loan Party under any Loan Document (all the foregoing in the clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee or breach of any Loan Document by an Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable not later than 10 days after written demand therefor, accompanied by appropriate invoices and supporting documentation. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to Brian Fleming (Telephone No. 213-765-3100) (Telecopy No. 213-744-7817), at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreement in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

          10.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Revolving Credit Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lenders' obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 with respect to its participation in the Revolving Credit Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.16, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender (an "Assignor") may, in accordance with applicable law, at any time and from time to time assign to any Lender, any affiliate of any Lender or, with the consent of the Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph and delivered to the Administrative Agent for its acceptance and recording in the Register, provided that no such assignment to an Assignee (other than any Lender, any affiliate of any Lender) shall be in an aggregate principal amount of less than $10,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Revolving Credit Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section 10.6, the consent of the Borrower shall not be required for any assignment that occurs when an Event of Default pursuant to Section 8(f) shall have occurred and be continuing with respect to the Borrower.

          (d) The Administrative Agent shall, on behalf o the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the revolving Credit Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each such note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a note shall be registered on the Register only upon surrender for registration of assignment or transfer of the note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon the old notes will be returned to the Borrower marked "canceled" and one or more new notes shall be issued to the designated Assignee.

          (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by Section 10.6(c), together with payment to the Administrative Agent of a registration and processing fee of $4,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

          (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 10.6 concerning assignments relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignments to any Federal Reserve Bank in accordance with applicable law.

          (g) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue a note to any Lender requiring a note to facilitate transactions of the type described in paragraph (f) above.

          10.7 Adjustments; Set-off. (a) Except to the extent that the Agreement expressly provides for payments to be allocated to a particular Lender, if any Lender (a "Benefitted Lender") shall receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) and the occurrence and continuance of an Event of Default, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the -------- failure to give such notice shall not affect the validity of such setoff and application.

          10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

          10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision of any other jurisdiction.

          10.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to such matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          10.12  Submission  To  Jurisdiction;   Waivers.  The  Borrower  hereby
irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          10.13 Acknowledgements. The Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

          10.14 Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action required by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraph (b) below.

          (b) At such time as the Loans, the Reimbursement of Obligations and the other obligations under the Loan Documents (other than obligations under or in respect of Hedge Agreements) shall have been paid in full, the Revolving Credit Commitments have been terminated and no Letters of Credit shall be outstanding (or any outstanding Letters of Credit have been collateralized in a manner acceptable to the Administrative Agent), the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

          10.15 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender, any affiliate of any Lender that agrees to comply with the provisions of this Section, (b) to any Transferee or prospective Transferee that agrees to comply with the provisions of this Section, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates solely in connection with the transactions contemplated hereunder,
(d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required to any Requirement of Law, (f) if required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

          10.16 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                            GUESS ?, INC.


                            By:_________________________________________________
                               Name:
                               Title:

                            THE CHASE MANHATTAN BANK,
                            as Administrative Agent, as Issuing Lender and as a Lender

                            By:_________________________________________________
                               Name:
                               Title:

                            SANWA BANK CALIFORNIA,
                            as Co-Agent and as a Lender

                            By:_________________________________________________
                              Name:
                              Title:

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                            GUESS ?, INC.


                            By:_________________________________________________
                               Name:
                               Title:

                            THE CHASE MANHATTAN BANK,
                            as Administrative Agent, as Issuing Lender and as a Lender

                            By:_________________________________________________
                               Name:
                               Title:

                            SANWA BANK CALIFORNIA,
                            as Co-Agent and as a Lender

                            By:_________________________________________________
                              Name:
                              Title:

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                            GUESS ?, INC.


                            By:_________________________________________________
                               Name:
                               Title:

                            THE CHASE MANHATTAN BANK,
                            as Administrative Agent, as Issuing Lender and as a Lender


                            By:_________________________________________________
                              Name:
                              Title:

                            SANWA BANK CALIFORNIA,
                            as Co-Agent and as a Lender

                            By:  /s/ Nicole Earnier
                              --------------------------------------------------
                               Name:   Nicole Earnier
                               Title:  Vice President

                            GMAC COMMERCIAL CREDIT LLC

                            By:_________________________________________________
                              Name:
                              Title:

                            ISRAEL DISCOUNT BANK OF NEW YORK

                            By:_________________________________________________
                               Name:
                               Title:

                            MERCANTILE BANK NATIONAL ASSOCIATION

                            By:_________________________________________________
                               Name:   Stephen M. Reese
                               Title:  Vice President

                            BANK LEUMI USA

                            By:_________________________________________________
                               Name:
                               Title:

                            GMAC COMMERCIAL CREDIT LLC

                            By:_________________________________________________
                              Name:
                              Title:

                            ISRAEL DISCOUNT BANK OF NEW YORK

                            By:_________________________________________________
                               Name:
                               Title:

                            MERCANTILE BANK NATIONAL ASSOCIATION

                            By:_________________________________________________
                               Name:
                               Title:

                            BANK LEUMI USA


                            By:_________________________________________________
                               Name:  Richard Silverstein
                               Title: SVP

                            By:_________________________________________________
                               Name:  Phyllis Rosenfeld
                               Title: Vice President

                            GMAC COMMERCIAL CREDIT LLC

                            By:_________________________________________________
                              Name:
                              Title:

                            ISRAEL DISCOUNT BANK OF NEW YORK

                            By:_________________________________________________
                               Name:  Howard Weinberg
                               Title: First Vie President

                            MERCANTILE BANK NATIONAL ASSOCIATION

                            By:_________________________________________________
                               Name:
                               Title:

                            BANK LEUMI USA

                            By:_________________________________________________
                               Name:
                               Title:

                            GMAC COMMERCIAL CREDIT LLC

                            By:_________________________________________________
                              Name:
                              Title:

                            ISRAEL DISCOUNT BANK OF NEW YORK

                            By:_________________________________________________
                               Name:  Howard W
                               Title:

                            MERCANTILE BANK NATIONAL ASSOCIATION

                            By:_________________________________________________
                               Name:
                               Title:

                            BANK LEUMI USA

                            By:_________________________________________________
                               Name:
                               Title:

                            GMAC COMMERCIAL CREDIT LLC

                            By:_________________________________________________
                              Name:
                              Title:


ISRAEL DISCOUNT BANK OF NEW YORK    ISRAEL DISCOUNT BANK OF NEW YORK

By: /s/R. David Kamgruera           By: /s/ Howard Welchberg
   ------------------------------      -----------------------------------------
   Name:  R. David Kamruera            Name:  Howard Welchberg
   Title: Vice President               Title:  First Vice President

                                    MERCANTILE BANK NATIONAL ASSOCIATION

                                    By:_________________________________________
                                       Name:
                                       Title:

                                    BANK LEUMI USA

                                    By:_________________________________________
                                       Name:
                                       Title: